UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
October 14, 2025 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2025, Madison Gas and Electric Company (MGE), a wholly-owned subsidiary of MGE Energy, Inc., entered into a Note Purchase Agreement dated October 14, 2025 (the Note Purchase Agreement), with the note purchasers named therein, in which it committed to issue $25 million in principal amount of its 5.12% Senior Notes, Series A, due November 15, 2036 (the Series A Notes), and $25 million in principal amount of its 5.76% Senior Notes, Series B, due November 15, 2055 (the Series B Notes, and together with the Series A Notes, the "Notes"). Subject to customary closing conditions, the Notes are expected to be issued on November 13, 2025.

See Item 2.03 below for more information regarding the Notes and the Note Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2025, MGE entered into the Note Purchase Agreement providing for the issuance of $25 million in principal amount of its 5.12% Senior Notes, Series A, due November 15, 2036, and $25 million in principal amount of its 5.76% Senior Notes, Series B, due November 15, 2055, at a closing scheduled for November 13, 2025. The Notes will be unsecured and will not be issued under, or governed by, MGE’s Indenture dated as of September 1, 1998, which governs MGE’s Medium-Term Notes. MGE expects to use the net proceeds from the sale of the Notes to cover capital expenditures and other corporate obligations.

The Series A Notes will carry an interest rate of 5.12% per annum, and the Series B Notes will carry an interest rate of 5.76% per annum. Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 2026. The Notes will be redeemable at any time at MGE’s option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest to the redemption date and a make-whole premium (not less than zero) equal to the excess, if any, of the discounted present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed over the principal amount of the Notes to be redeemed, except that no make-whole premium is due on (i) a Series A Note that is redeemed during the 90-day period immediately preceding and ending on its maturity date or (ii) a Series B Note that is redeemed during the 180-day period immediately preceding and ending on its maturity date. Following a change in control event, MGE must offer to prepay the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued interest to the date of prepayment, but without any make-whole premium. The prepayment offer expires if not accepted by a holder of Notes within a defined period. A change in control event is deemed to have occurred if MGE does not have an investment grade rating for its senior, unsecured, long-term indebtedness from at least two of Standard & Poor’s Rating Services, Moody’s Investors Service or any other nationally recognized statistical rating agency, within 90 days after an acquisition of beneficial ownership of 30% or more of the outstanding voting stock of MGE Energy, Inc. by one person, or two or more persons acting in concert. MGE Energy, Inc. is the parent company of MGE.

Events of default under the Note Purchase Agreement include failures to pay principal, make-whole premium or interest on the Notes; defaults in the performance of various covenants; cross-defaults to specified other indebtedness; failure to pay specified judgments; and certain bankruptcy-related events; subject to any applicable cure periods. The Note Purchase Agreement requires MGE to maintain a ratio of its consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. Both consolidated indebtedness and consolidated total capitalization are determined in accordance with U.S. generally accepted accounting principles, except that amounts included within MGE’s indebtedness and capitalization from “variable interest entities” as a result of the application of FASB Interpretation

No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as modified, are excluded.

The Note Purchase Agreement also restricts MGE from issuing “Priority Debt” in an amount exceeding 20% of its consolidated assets. MGE has agreed not to use the capacity to issue Priority Debt to grant a lien to secure its principal credit facility indebtedness without simultaneously providing that the Notes be equally and ratably secured with the principal credit facility indebtedness so long as such indebtedness is so secured. Priority Debt is defined as any indebtedness of MGE secured by liens other than specified liens permitted by the Note Purchase Agreement and certain unsecured indebtedness of certain subsidiaries. Principal credit facility indebtedness means the indebtedness under MGE’s Second Amended and Restated Credit Agreement dated as of November 8, 2022, as amended, with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and MGE’s Second Amended and Restated Credit Agreement dated as of November 8, 2022, with the lenders party thereto and U.S. Bank National Association, as Administrative Agent, or, in each case, any replacement credit agreement, including amendments and restatements.

A copy of the Note Purchase Agreement, which includes the forms of the Notes, is filed as Exhibit 4.1 to this report. Reference is made to the Note Purchase Agreement for the definitive provisions governing the Notes.

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report, including the expected issuance date of the Notes and the expected use of proceeds from the sale of the Notes, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in ITEM 1A. Risk Factors in the Registrants’ Annual Report on Form 10-K for the year ended December 31, 2024, and other factors discussed in filings made by the Registrants with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. The Registrants do not undertake any obligation to publicly release any revision to their forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Note Purchase Agreement dated October 14, 2025, among MGE and the purchasers named therein, including forms of 5.12% Senior Notes, Series A, due November 15, 2036, and 5.76% Senior Notes, Series B, due November 15, 2055.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: October 16, 2025	/s/ Jenny L. Lagerwall
Jenny L. Lagerwall Assistant Vice President - Accounting and Controller (Chief Accounting Officer)